EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 2004 included in PennRock Financial Services Corp.'s Form 10-K for the year ended December 31, 2003 and to all references to our Firm included in this registration statement.

        SIMON LEVER LLP

September 9, 2004
Lancaster, Pennsylvania